Exhibit 99.1



FOR IMMEDIATE RELEASE
---------------------

CALIBER COMPANY CONTACT:

Glen M. Marder
(410) 843-1000



                   CALIBER LEARNING ANNOUNCES REALIGNMENT OF
                  BUSINESS TO FOCUS ON INTERNET DELIVERY MODEL

                         WORKFORCE TO BE REDUCED BY 75%


BALTIMORE, MD (June 8, 2001) - Caliber Learning Network (NASDAQ: CLBR), today announced that it is discontinuing its facilities-based training business effective immediately and has eliminated 88 positions, or about 75% of its overall workforce. The company will focus its efforts on supplying software and services for broadband delivery of corporate communications and training. Today's announcement leaves a core group of 31 Caliber employees to manage the internet-based operations and customer relationships.

"While Caliber continues working with creditors and potential investors on a long-term solution, our current financial situation made it necessary to discontinue our facilities business and eliminate these positions," said Glen M. Marder, Caliber's interim president and CEO. "At the same time, we are keeping intact a Caliber team to maintain our operations and respond to ongoing customer needs. They will provide the staffing for Caliber to operate our business and maintain our technology as we weigh our options moving forward."

About Caliber Learning Network, Inc.
------------------------------------

Caliber (NASDAQ: CLBR) is a leading provider of eLearning infrastructure for strategic corporate initiatives. Its interactive eLearning is delivered either live or OnDemand directly to individual workstations, anytime, anywhere or through a network of classroom-style learning centers. Caliber enables Global 2000 companies to increase the reach and reduce the cost of traditional training programs through a host of services, including Internet, Intranet and digital satellite. Founded in 1996 and headquartered in Baltimore, Caliber has production facilities and Internet-ready learning centers throughout North America and Europe. For more information, visit www.caliber.com.

Safe harbor language: This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.